UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

Loral Space & Communications Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-14180	87-0748324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Fifth Avenue, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 697-1105

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock	LORL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Transaction Agreement.

On November 23, 2020, Loral Space & Communications Inc., a Delaware corporation (“Loral”) entered into a Transaction Agreement and Plan of Merger (as it may be amended from time to time, the “Transaction Agreement”) with Telesat Canada, a Canadian corporation (“Telesat”), Telesat Partnership LP, a limited partnership formed under the laws of Ontario, Canada (“Telesat Partnership”), Telesat Corporation, a newly formed corporation incorporated under the laws of the Province of British Columbia, Canada and the sole general partner of Telesat Partnership (“New Telesat”), Telesat CanHold Corporation, a corporation incorporated under the laws of British Columbia, Canada and wholly owned subsidiary of Telesat Partnership (“Telesat CanHoldco”), Lion Combination Sub Corporation, a Delaware corporation and wholly owned subsidiary of Loral (“Merger Sub”), Public Sector Pension Investment Board, a Canadian Crown corporation (“PSP Investments”), and Red Isle Private Investments Inc., a Canadian corporation and wholly owned subsidiary of PSP Investments (“Red Isle”), under which Merger Sub will merge with and into Loral, with Loral surviving the merger as a wholly owned subsidiary of Telesat Partnership (the “Merger”), and Loral stockholders receiving common shares of New Telesat and/or units of Telesat Partnership that will be exchangeable for common shares of New Telesat as more fully described below (the “Transaction”).

Transaction.

At the effective time of the Merger (the “Effective Time”), each share of Loral common stock outstanding immediately prior to the Effective Time will be converted into the right to receive (a) if the Loral stockholder validly elects to receive Telesat Partnership Units pursuant to the Merger (a “Unit Election”), one (1) newly issued Class A unit of Telesat Partnership (“Class A Units”) if such Loral stockholder is Canadian (as such term is defined in the Investment Canada Act), otherwise one (1) newly issued Class B unit of Telesat Partnership (“Class B Units” and, together with the Class A Units and Class C Units (as defined below), the “Telesat Partnership Units”), or (b) if the Loral stockholder validly makes an election to receive common shares of New Telesat (a “Common Shares Election”) or does not validly make a Unit Election, one (1) newly issued Class A common share of New Telesat (the “Class A Shares”) if such Loral stockholder is Canadian (as such term is defined in the Investment Canada Act), otherwise one (1) newly issued Class B common share of New Telesat (the “Class B Shares”). The Telesat Partnership Units will be subject to exchange for New Telesat shares (x) at the election of the holder beginning six months following the Effective Time and (y) in certain other circumstances.

Upon satisfaction of the terms and subject to the conditions set forth in the Transaction Agreement, the Transaction will result in the current stockholders of Loral, PSP Investments and the other shareholders in Telesat (principally current or former management of Telesat) owning approximately the same percentage of equity in Telesat indirectly through New Telesat and/or Telesat Partnership as they currently hold (indirectly in the case of Loral stockholders and PSP Investments) in Telesat, New Telesat becoming the publicly traded general partner of Telesat Partnership and Telesat Partnership indirectly owning all of the economic interests in Telesat, except to the extent that the other shareholders in Telesat elect to retain their direct interest in Telesat.

While the exchange of Loral stock for New Telesat shares is anticipated to be taxable to U.S. stockholders to the extent of any gain, Loral stockholders may elect to receive Telesat Partnership Units in lieu of receiving New Telesat shares. Receipt of the Telesat Partnership Units is anticipated to be tax deferred to U.S. stockholders. The Telesat Partnership Units, while not transferable, will otherwise have substantially the same economic and voting rights as the corresponding class of the New Telesat shares. Loral stockholders who elect to receive Telesat Partnership Units will, however, be required to hold their Telesat Partnership Units for at least six months before they may exchange their Telesat Partnership Units for New Telesat shares. The exchange of Telesat Partnership Units for New Telesat shares is anticipated to be taxable to U.S. stockholders.

Listing.

It is a condition to the completion of the Transaction that the Class A Shares and the Class B Shares be listed on a U.S. securities exchange. Listing on any such exchange will be subject to fulfillment of the listing requirements of the relevant exchange. If the Transaction is completed, Loral’s publicly traded stock will be delisted from NASDAQ and deregistered under the Exchange Act, and Loral will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Inducement Payment.

In order to induce PSP Investments and Red Isle to enter into the Transaction Agreement, Loral will pay to Red Isle an “inducement payment” in the amount of $7,000,000 upon consummation of the Transaction; however, if Loral does not have sufficient cash to pay the inducement payment in full, Telesat Partnership will pay to Red Isle the balance of the amount owed multiplied by a gross-up factor.

Effect of Transaction on Loral Restricted Stock Units.

Prior to the Effective Time, Loral will take all actions necessary to provide that each restricted stock unit in respect of Loral common stock that is outstanding immediately prior to the Effective Time will be converted into the right to receive the merger consideration in respect of each share of Loral common stock underlying such restricted stock unit in accordance with the Transaction Agreement as if such underlying shares were outstanding immediately prior to the Effective Time.

Terms of the Partnership Units.

In connection with the consummation of the Transaction, New Telesat, PSP Investments, Red Isle and each other person who will be admitted to Telesat Partnership as a limited partner in accordance with the provisions thereof, which will include each Loral stockholder who makes a Unit Election, will enter into an amended and restated partnership agreement of Telesat Partnership (the “Partnership Agreement”), which will govern Telesat Partnership and set out the terms of the Telesat Partnership Units. Once in effect, subject to specified exceptions, the Partnership Agreement may be amended only with the affirmative vote of each of: (i) a simple majority of the votes cast by the shareholders of New Telesat, (ii) a majority of the holders of Telesat Partnership Units and general partnership units of Telesat Partnership, (iii) a simple majority of the votes cast by the shareholders of New Telesat, other than PSP Investments, MHR Fund Management LLC (together with its affiliates that hold Loral common shares, “MHR”) and their respective affiliates, and (iv) a majority of the holders of Telesat Partnership Units other than PSP Investments and MHR and general partnership units of Telesat Partnership.

Pursuant to the Partnership Agreement, New Telesat, as general partner, will manage Telesat Partnership, and, by entering into the Partnership Agreement, each limited partner will appoint New Telesat, in its capacity as general partner, as such limited partner’s attorney for property to act on its behalf in connection with Telesat Partnership’s administrative and operational matters. As limited partners, the liability of each of the holders of Telesat Partnership Units for the debts, liabilities and obligations of Telesat Partnership will, subject to applicable law, be limited to the amount of such limited partner’s capital contribution into Telesat Partnership, plus its share of any undistributed income of Telesat Partnership.

Holders of Telesat Partnership Units will vote at the New Telesat level through a voting trust providing to such holders voting rights commensurate with those of the corresponding class of New Telesat shares. Because of this and to avoid dilution of the voting powers of the holders of Telesat Partnership Units, the Partnership Agreement provides that, generally, for so long as any Telesat Partnership Units not owned by the general partner are outstanding, New Telesat may not issue or distribute new shares in the capital of, or other interests in, New Telesat unless Telesat Partnership also issues or distributes an equivalent class and type of securities to the holders of Telesat Partnership Units.

Upon the effectiveness of the Partnership Agreement, the holders of Telesat Partnership Units will generally be entitled to attend meetings of New Telesat’s shareholders and receive copies of all proxy materials, information statements and other written communications, including from third parties, given in respect of New Telesat shares. Holders of Telesat Partnership Units may not withdraw capital from Telesat Partnership. Telesat Partnership will make distributions to New Telesat sufficient to fund its operations as a holding company and will generally make all other distributions to its partners pro rata. New Telesat and Telesat Partnership will generally declare such distributions concurrently.

Golden Share.

New Telesat will issue a “Golden Share,” which will be held and voted by a trust established in Canada (the “Trust”). The voting power attributed to the Golden Share will be variable such that the aggregate number of votes cast by Canadians (as such term is defined in the Investment Canada Act), including Red Isle, with respect to a particular matter will equal a simple majority of all votes cast in respect of such matter in order to ensure that Canadians (as such term is defined in the Investment Canada Act) maintain the majority of the aggregate voting power of New Telesat. Further, in order to maintain New Telesat’s status as Canadian (as such term is defined in the Investment Canada Act) for regulatory and financing purposes following consummation of the Transaction, shareholders (or any voting group of shareholders) who are not Canadian (as such term is defined in the Investment Canada Act) will not be permitted to exercise one-third or more of the aggregate voting power of New Telesat on any matter, and any votes in excess of such amount will instead be attributed to the Golden Share. By virtue of the voting trust mechanism, the Golden Share will be voted consistent with the votes cast by holders of the Class A Shares, the Class A Units and, other than in the case of the election of directors of New Telesat, the Class C fully voting shares of New Transit (the “Class C Fully Voting Shares”), the Class C limited voting shares of New Telesat (the “Class C Limited Voting Shares”, together with the Class C Fully Voting Shares, the “Class C Shares”) and the Class C units of Telesat Partnership (the “Class C Units”). The Class C Shares and Class C Units will be held only by PSP Investments and/or its affiliates and, in respect of the Class C Shares, will automatically convert to Class A Shares or Class B Shares (depending upon whether the recipient can demonstrate if it is Canadian) if sold or transferred to anyone other than PSP Investments or its affiliates.

As holder of the Golden Share, the Trust will also receive notice of and the right to attend all meetings of New Telesat and to cast its votes in person or by proxy in accordance with the terms of the amended and restated organizational documents of New Telesat (the “New Telesat Articles”).

New Telesat Board of Directors.

Pursuant to the Transaction Agreement, the board of directors of New Telesat, as of immediately following the consummation of the Transaction, will comprise (A) three directors designated by MHR (the “MHR Designees”), or if any such persons are unable or unwilling to serve as such, a replacement designated pursuant to an investor rights agreement entered into between MHR and New Telesat on November 23, 2020 (the “MHR Investor Rights Agreement”); (B) three directors designated by PSP Investments and its affiliates (the “PSP Investments Designees”), or if any such persons are unable or unwilling to serve as such, a replacement designated pursuant to an investor rights agreement entered into between PSP Investments and New Telesat on November 23, 2020 (together with the MHR Investor Rights Agreement, the “Investor Rights Agreements”); (C)  initially, the individuals designated pursuant to the provisions of the Transaction Agreement, and thereafter, the individuals designated by the Nominating Committee of the board of directors of New Telesat (the “Nominating Committee”); and (D) the Chief Executive Officer of New Telesat.

Prior to an “unwind transaction” (as such term is defined in the New Telesat Articles), at least a majority of the members of the board of directors of New Telesat must be Canadians (as such term is defined in the Investment Canada Act) nominated by one of: (i) the Nominating Committee, (ii) PSP Investments or one of its or MHR’s affiliates who is Canadian (as such term is defined in the Investment Canada Act) or (iii) another New Telesat shareholder who is Canadian (as such term is defined in the Investment Canada Act).

Pursuant to the Investor Rights Agreements, each of PSP Investments and MHR will have the exclusive right to fill vacancies of any directorship for which it has the right to designate a PSP Investments Designee or MHR Designee, respectively. The number of PSP Investments Designees and MHR Designees will each be reduced to two, one and zero if PSP Investments or MHR owns less than 25%, 15% or 5% of the New Telesat shares and Telesat Partnership Units outstanding upon consummation of the Transaction. The number of independent directors that the Nominating Committee may designate is increased by one for each such reduction in PSP Investments Designees or MHR Designees.

The foregoing description of the Investor Rights Agreements is not complete and is qualified in its entirety by reference to the Investor Rights Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Representations, Warranties and Covenants.

Pursuant to the Transaction Agreement, each of Telesat, New Telesat, Telesat Partnership, Telesat CanHoldco, PSP Investments, Red Isle and Loral make customary representations and warranties and have agreed to customary covenants. Each of Loral, Telesat and PSP Investments have agreed to certain exclusivity provisions under the Transaction Agreement that, among other things, limit its ability to solicit, discuss or provide information in respect of alternative proposals for a transaction that relates to 15% or more of the outstanding equity, total assets, consolidated net revenues or net income of Loral or Telesat. Furthermore, subject to customary exceptions, the Transaction Agreement provides that, in certain circumstances, Loral may pursue and enter into transactions with respect to certain alternative proposals for a transaction that relates to 50% or more of the outstanding equity, total assets, consolidated net revenues or net income of Loral and the board of directors of Loral may change or withdraw its recommendation that the Loral stockholders vote to approve the Transaction.

Conditions to the Transaction.

The closing of the Transaction is subject to a number of conditions, including (i) approval of (A) a majority of the outstanding Loral voting common stock and (B) a majority of the outstanding Loral voting common stock not held by MHR, PSP Investments, any other party to the Transaction Agreement or any of their respective affiliates; (ii) the parties having obtained certain regulatory consents and approvals; (iii) no legal proceedings having been commenced that would enjoin or prohibit the consummation of the Transaction; (iv) the listing of the Class A Shares and Class B Shares on a U.S. securities exchange; (v) no “Material Adverse Effect” having occurred; (vi) Telesat remaining in good standing with respect to its material debt obligations; (vii) accuracy of certain representations (subject to certain qualifications as to materiality) and material performance of certain covenants by the parties, subject to specified exceptions; (viii) effectiveness of the registration statement on Form F-4 and Canadian preliminary and final prospectuses in respect of the Transaction; (ix) no United States, Canadian or Spanish governmental agency having commenced civil or criminal proceeding against Loral alleging that any member of the “Loral Group” has criminally violated any law, and no member of the “Loral Group” having been indicted or convicted for, or plead nolo contendere to, any such alleged criminal violation; (x) Loral remaining solvent and not having entered into any bankruptcy or related proceeding; and (xi) the delivery by the parties of certain closing deliverables.

Termination; Termination Fees.

If the Transaction Agreement is not adopted by Loral stockholders or if the Transaction is not completed for any other reason, notice thereof will be given to the applicable party or parties specifying the provision of the Transaction Agreement pursuant to which such termination is made (other than in the case of termination pursuant to written consent of Loral and PSP Investments or as required by a final and non-appealable legal restraint, as described below), and the Transaction Agreement will immediately become void and of no further force or effect, without any liability on the part of any party or its respective representatives.

The circumstances under which the Transaction Agreement may be terminated and the remedies upon termination are, in general:

•	By written consent of Loral and PSP Investments;

•	By Loral or PSP Investments, by written notice to the other parties, if any final and non-appealable legal restraint is in effect that prohibits the parties from consummating the Transaction (subject to such party’s compliance with its obligations under the Transaction Agreement to cooperate with Telesat to take reasonably necessary actions to contest and have vacated or overturned any such legal restraint);

•	By Loral or PSP Investments, if the Transaction has not closed within 12 months after the signing date (subject to certain extensions as set forth in the Transaction Agreement), provided that such party is not in material default of its obligations under the Transaction Agreement;

•	If the Loral stockholders fail to approve the Transaction with no other deal having been announced, Loral will be obligated to pay PSP Investments a partial break-fee of $6,550,000, and will be obligated to pay PSP Investments a full break-fee of $22,910,000 if Loral enters into another transaction within 12 months following the date of such termination, such transaction is consummated and neither Red Isle nor PSP Investments is a co-bidder or other direct equity participant in such proposal, or otherwise expressly consents in writing to Loral entering into such transaction;

•	If Loral terminates the Transaction Agreement to pursue a transaction with respect to a superior proposal and neither Red Isle nor PSP Investments is a co-bidder or other direct equity participant in such proposal, or otherwise expressly consents in writing to Loral entering into such transaction, changes its recommendation or breaches its duty to hold the Loral stockholder meeting to approve the Transaction, Loral is obligated to pay PSP Investments a full break-fee of $22,910,000; and

•	If the Transaction fails to close due to either Loral’s or PSP Investments’ willful breach, the breaching party is obligated to pay a willful breach fee of $40,000,000 to the other party.

The parties are entitled to specific performance of the terms of the Transaction Agreement and of the transactions contemplated by the Transaction Agreement. If a party chooses not to seek specific performance, or if such party seeks specific performance in a legal proceeding but such specific performance is not available or is otherwise not granted, the right to receive a partial break-fee, full break-fee or willful breach fee, as applicable, is the sole and exclusive remedy of the parties following the termination of the Transaction Agreement.

The foregoing description of the Transaction Agreement is not complete and is qualified in its entirety by reference to the Transaction Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Transaction Agreement governs the contractual rights between the parties in relation to the Transaction. The Transaction Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Transaction Agreement and is not intended to modify or supplement any factual disclosures about Loral in its public reports filed with the SEC. In particular, the Transaction Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Loral. The representations, warranties and covenants contained in the Transaction Agreement have been made solely for the purposes of the Transaction Agreement and as of specific dates; were solely for the benefit of the parties to the Transaction Agreement; are not intended as statements of fact to be relied upon by Loral stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Transaction Agreement, which disclosures are not reflected in the Transaction Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders or other security holders. Security holders are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of any actual state of facts or of the condition of Loral. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in Loral’s public disclosures. Loral acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Voting Support Agreement.

As a condition and inducement to the willingness of PSP Investments to enter into the Transaction Agreement, MHR is entering into a voting support agreement (the “Voting Support Agreement”) with Telesat and PSP Investments pursuant to which, among other things, MHR has agreed to (i) vote in favor of the Transaction an amount of shares of Loral voting common stock equal to 30% of Loral’s voting common stock outstanding and (ii) certain covenants with respect to the solicitation of alternative transactions and cooperation with respect to regulatory approvals, in each case to the extent of PSP Investments’ covenants with respect to such matters under the Transaction Agreement.

The foregoing description of the Voting Support Agreement is not complete and is qualified in its entirety by reference to the Voting Support Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Shareholder Rights Plan.

On November 24, 2020, the board of directors of Loral declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Loral voting and non-voting common stock, par value $0.01 per share (the “Common Shares”), outstanding on December 4, 2020 (the “Record Date”) to the Loral stockholders of record on that date. Each Right entitles the registered holder to purchase from Loral one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Shares”), of Loral, having such rights and preferences as are set forth in the Certificate of Designation of Series A Junior Participating Preferred Stock (the “Series A Certificate of Designation”), at a price of $120.48 per one one-thousandth of a Series A Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (as it may be amended from time to time, the “Rights Agreement”) between Loral and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”).

On November 24, 2020, Loral filed the Series A Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series A Preferred Stock.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired Beneficial Ownership (as defined in the Rights Agreement) of 15% or more of the outstanding Voting Common Shares (as defined in the Rights Agreement) not held by MHR or any party to the Transaction Agreement (the “Unaffiliated Shares”) (or, in the event the board of directors of Loral determines on or before such tenth day to effect an exchange of Rights for shares of voting common stock (as discussed below) and determines that a later date is advisable, such later date that is not more than 20 days following such a public announcement) or (ii) 10 business days (or such later date as may be determined by action of the board of directors of Loral prior to such time as any Person (as defined in the Rights Agreement) becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person (or a voting group of Persons) of 15% or more of the outstanding Unaffiliated Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of a Summary of Rights substantially identical to the description herein attached thereto (or, in the case of uncertificated Common Shares reflected in the book-entry account system of the transfer agent for the Common Shares, by the notations in the book entry account). If a stockholder’s Beneficial Ownership of the outstanding Voting Common Shares as of the time of the public announcement of the Rights Agreement and Rights dividend declaration is at or above the applicable threshold (including through entry into certain derivative positions), that stockholder’s then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement, the stockholder increases its ownership percentage of Unaffiliated Shares by 0.001% or more. In no event will MHR, any party to the Transaction Agreement or any of their respective affiliates be deemed to Beneficially Own any Unaffiliated Shares (including, for the avoidance of doubt, in respect of any Voting Common Shares acquired by any such party after the date hereof) or to be an Acquiring Person.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of a Summary of Rights substantially identical to the description herein attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the first to occur of: (a) a majority of holders of Unaffiliated Shares approving the merger as contemplated by the Integration Agreement, (b) the termination of the Integration Agreement in accordance with its terms, and (c) November 22, 2021 (the “Final Expiration Date”), unless the Rights are earlier redeemed by Loral as described below.

The Purchase Price payable, and the number of Series A Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Shares, (ii) upon the grant to holders of the Series A Preferred Shares of certain rights or warrants to subscribe for or purchase Series A Preferred Shares at a price, or securities convertible into Series A Preferred Shares with a conversion price, less than the then current market price of the Series A Preferred Shares or (iii) upon the distribution to holders of the Series A Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a Series A Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Series A Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Series A Preferred Share will be entitled to a quarterly dividend payment of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Series A Preferred Shares will be entitled to an aggregate payment of 1,000 times the aggregate payment made per Common Share. Each Series A Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Series A Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Series A Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Series A Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

From and after the time any Person becomes an Acquiring Person, if the Rights evidenced by a Right Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or Beneficially Owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

In the event that, at any time after a Person becomes an Acquiring Person, Loral is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights Beneficially Owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Voting Common Shares having a market value of two times the exercise price of the Right. If Loral does not have sufficient Voting Common Shares to satisfy such obligation to issue Voting Common Shares, or if the board of directors of Loral so elects, Loral shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Voting Common Shares issuable upon exercise of a Right; provided that, if Loral fails to meet such obligation within 30 days following the date a Person becomes an Acquiring Person, Loral must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Voting Common Shares (to the extent available) and cash equal in value to the difference between the value of the Voting Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The board of directors of Loral may extend the 30-day period described above for up to an additional 90 days to permit the taking of action that may be necessary to authorize sufficient additional Voting Common Shares to permit the issuance of Voting Common Shares upon the exercise in full of the Rights.

At any time after any Person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding Voting Common Shares, the board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Voting Common Share per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series A Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Series A Preferred Share, which may, at the election of Loral, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to 10 days following the date on which any Person becomes an Acquiring Person, the board of directors of Loral may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board of directors of Loral in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the board of directors of Loral without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of Loral, including, without limitation, the right to vote or to receive dividends.

The foregoing description of the Series A Certificate of Designation, the Rights Agreement, the Rights and the rights, powers, preferences and other terms of the Series A Preferred Shares is not complete and is qualified in its entirety by reference to the complete text of the the Series A Certificate of Designation and the Rights Agreement, as each may be amended from time to time, which are filed as Exhibits 3.1 and 4.1, respectively, hereto and each exhibit is incorporated herein by reference.

MHR Standstill Agreement.

Loral and MHR have entered into a standstill agreement (the “MHR Standstill Agreement”) prohibiting MHR and its affiliates from, subject to the terms thereof, acquiring more than an additional 6% of the outstanding Loral voting common stock prior to the conclusion of the Loral stockholder meeting to be held to approve the Transaction. The MHR Standstill Agreement will terminate immediately upon the first to occur of the conclusion of the Loral stockholder meeting and termination of the Transaction Agreement.

The foregoing description of the MHR Standstill Agreement is not complete and is qualified in its entirety by reference to the MHR Standstill Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Subscription Agreement for Series B Preferred Stock.

In connection with the Transaction, the board of directors of Loral approved the Certificate of Designation (the “Series B Certificate of Designation”) of Series B Preferred Stock, par value $0.01 per share, of Loral (the “Series B Preferred Stock”) setting forth the rights and preferences of the Series B Preferred Stock. Loral issued to Telesat Partnership five shares of Series B Preferred Stock pursuant to the terms of a subscription agreement entered into between Loral and Telesat Partnership (the “Subscription Agreement”). Such shares of Series B Preferred Stock will remain outstanding following the Merger and will give Telesat Partnership the right to vote such shares once there is no Loral common stock outstanding.

On November 24, 2020, the Company filed the Series B Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series B Preferred Stock.

The foregoing description of the Series B Certificate of Designation, Series B Preferred Stock and Subscription Agreement is not complete and is qualified in its entirety by reference to the Series B Certificate of Designation and Subscription Agreement, which are filed as Exhibits 3.2 and 10.4, respectively, hereto and are incorporated herein by reference.

Full and Final Release and Amendment of Tolling Agreement.

Loral has asserted certain claims against PSP Investments arising out of PSP Investments’ actions in certain previous transaction processes relating to Telesat. PSP Investments has asserted various counterclaims and the parties have entered into a series of tolling agreements preventing those claims from being terminated due to the passing of the statute of limitations while negotiating the Transaction Agreement. In connection with the signing of the Transaction Agreement, the parties will sign a mutual release that will release those claims on the first to occur of the closing of the Transaction or the termination of the Transaction Agreement due to Loral’s material breach (the “Release and Amendment of Tolling Agreement”).

The foregoing description of the Release and Amendment of Tolling Agreement is not complete and is qualified in its entirety by reference to the Release and Amendment of Tolling Agreement, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth above in the sections titled “Shareholder Rights Plan” and “Subscription Agreement for Series B Preferred Stock” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth above in the sections titled “Shareholder Rights Plan” and “Subscription Agreement for Series B Preferred Stock” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should,” “anticipates,” “estimates,” “project,” “intend” or “outlook” or other variations of these words or other similar expressions are intended to identify forward-looking statements and information. In addition, Loral or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made from time to time with the SEC, and press releases or oral statements made with the approval of an authorized executive officer of Loral. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties which are described as “Risk Factors” in Loral’s current Annual Report on Form 10-K and in Loral’s Quarterly Reports on Form 10-Q. The reader is specifically referred to these documents, as well as Loral’s other filings with the SEC.

Risks and uncertainties include but are not limited to (1) risks associated with financial factors, including swings in the global financial markets, increases in interest rates and access to capital; (2) risks associated with satellite services, including dependence on large customers, launch delays and failures, in-orbit failures and competition; (3) risks and uncertainties associated with Telesat’s planned low earth orbit satellite network, including overcoming technological challenges, access to spectrum and markets, governmental restrictions or regulations to address environmental concerns, raising sufficient capital to design and implement the system and competition from other low earth orbit systems; (4) regulatory risks, such as the effect of industry and government regulations that affect Telesat; (5) risks related to the satisfaction of the conditions to closing the Transaction in the anticipated timeframe or at all, including the failure to obtain necessary regulatory and stockholder approvals; (6) risks relating to the inability or failure to realize the anticipated benefits of the Transaction; (7) risks of disruption from the Transaction making it more difficult to maintain business and operational relationships; (8) risks arising from or relating to the negative effects of this announcement or the consummation of the Transaction on the market price of Loral’s voting common stock; (9) risks relating to the incurrence of significant transaction costs and unknown liabilities, including litigation or regulatory actions related to the Transaction; and (10) other risks, including risks relating to and resulting from the COVID-19 pandemic. The foregoing list of important factors is not exclusive. Furthermore, Loral operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond Loral’s control.

Additional Information and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the Transaction, New Telesat and Telesat Partnership intend to file with the SEC a registration statement on Form F-4 that will include a proxy statement/prospectus and other relevant documents to be mailed by Loral to its security holders in connection with the Transaction. The proxy statement/prospectus will also be filed with the applicable Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Loral, Telesat, New Telesat, Telesat Partnership and the Transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. In addition, a copy of the proxy statement/prospectus (when it becomes available) may be obtained free of charge from Telesat’s internet website for investors www.telesat.com/investor-relations, or from Loral’s investor relations website at www.loral.com/Investors. Investors and security holders may also read and copy any reports, statements and other information that Loral, Telesat, New Telesat or Telesat Partnership files with the SEC on the SEC’s website at www.sec.gov.

Participants in the Solicitation of Votes

Loral, Telesat, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Loral in respect of the proposed Transaction. Information regarding Telesat directors and executive officers is available in its Form 20-F filed by Telesat on SEDAR at www.sedar.com, on February 27, 2020, and information regarding Loral’s directors and executive officers is available in its Amendment No. 1 to Form 10-K filed with the SEC on March 26, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available.

For more information regarding these and other risks and uncertainties that Loral may face, see the section entitled “Risk Factors” in Loral’s Form 10-K, Form 10-Q and Form 8-K filings with the SEC and as otherwise enumerated herein or therein.

For more information regarding these and other risks and uncertainties that Telesat may face, see the section entitled “Risk Factors” in Telesat’s Form 20-F and Form 6-K filings with the SEC and as otherwise enumerated herein or therein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

2.1	Transaction Agreement and Plan of Merger, dated as of November 23, 2020, by and among Loral Space & Communications Inc., Telesat Corporation, Telesat Canada, Telesat Partnership LP, Telesat CanHold Corporation, Lion Combination Sub Corporation, Public Sector Pension Investment Board and Red Isle Private Investments Inc.*

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Loral Space & Communications Inc.

3.2	Certificate of Designation of Series B Preferred Stock of Loral Space & Communications Inc.

4.1	Rights Agreement, dated as of November 23, 2020, between Loral Space & Communications Inc. and Computershare Trust Company, N.A.

4.2	Standstill Agreement, dated as of November 23, 2020, by and among Loral Space & Communications Inc., MHR Fund Management LLC and certain funds managed by MHR Fund Management LLC

10.1	Investor Rights Agreement, dated as of November 23, 2020, by and between Telesat Corporation and certain funds managed by MHR Fund Management LLC

10.2	Investor Rights Agreement, dated as of November 23, 2020, by and between Telesat Corporation and Public Sector Pension Investment Board

10.3	Voting Support Agreement, dated as of November 23, 2020, by and among certain funds managed by MHR Fund Management LLC and Public Sector Pension Investment Board

10.4	Subscription Agreement, dated as of November 23, 2020, by and between Loral Space & Communications Inc. and Telesat Partnership LP

10.5	Full and Final Release and Amendment of Tolling Agreement, dated as of November 23, 2020, by and among Public Sector Pension Investment Board, Red Isle Private Investments Inc., Loral Space & Communications Inc., Loral Holdings Corporation, MHR Fund Management LLC and Telesat Canada

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and disclosure schedules to the Transaction Agreement and the redacted portion of the filed disclosure schedules attached as part of Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Loral agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORAL SPACE & COMMUNICATIONS INC.

/s/ Avi Katz
Avi Katz
President, General Counsel and Secretary

Date:	November 25, 2020